UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

NEUROCRINE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 617-7600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exclusive License Agreement

On June 12, 2020 (the “Agreement Date”), Neurocrine Biosciences, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Takeda Pharmaceutical Company Limited (“Takeda”) for the development and commercialization of various compounds encompassing the following seven assets (collectively, the “Licensed Products”): (i) TAK-831 for schizophrenia (the “Phase II Asset”), (ii) TAK-653 for treatment-resistant depression (the “TAK-653 Program”), (iii) TAK-041 for anhedonia (the “TAK-041 Program” and together with the TAK-653 Program, the “Phase II Ready Assets”), and (iv) four non-clinical stage assets (the “Non-Clinical Assets”).

License. Under the License Agreement, upon the expiration or termination of applicable waiting periods and the receipt of any required approvals or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (such date, the “Effective Date” and such clearance, “Antitrust Clearance”), Takeda has agreed to grant, as of the Effective Date, exclusive, non-transferable, sublicensable licenses to certain of Takeda’s intellectual property rights in all fields of use on a worldwide basis to develop, manufacture and commercialize the Licensed Assets.

Profit and Loss Sharing Options. As of the Effective Date, the Phase II Asset will be deemed a royalty-bearing product under the License Agreement pursuant to which the Company will be responsible for all costs and expenses associated with the development, manufacture and commercialization of such asset, subject to certain exceptions, and Takeda will be eligible to receive development and commercial milestones and royalties with respect to such asset (a “Royalty-Bearing Product”), and Takeda will retain the right to opt-in to a profit sharing arrangement pursuant to which the Company and Takeda will equally share in the operating profits and losses related to such asset, subject to certain exceptions, in lieu of receiving milestones and royalties (a “Profit-Share Product”).  Subject to specified conditions, Takeda may elect to exercise such opt-in right for the Phase II Asset before the Company initiates a Phase III clinical trial for such Phase II Asset.  As of the Effective Date, each of the Phase II Ready Assets will be deemed a Profit-Share Product and Takeda will retain the right to opt-out of the profit sharing arrangement for such asset pursuant to which such asset would become a Royalty-Bearing Product. Takeda may elect to exercise such opt-out rights with respect to a Phase II Ready Asset immediately following the completion of the second Phase II clinical trial for such Phase II Ready Asset.  In addition, under certain circumstances related to the development and commercialization activities to be performed by the Company, Takeda may elect to opt-out of the profit sharing arrangement for a Profit-Share Product before the initiation of a Phase III clinical trial for such product.

Each of the Non-Clinical Assets will be Royalty-Bearing Products pursuant to which the Company will be responsible for all costs and expenses associated with the development, manufacture and commercialization of such assets, subject to certain exceptions.

Development Plans and Diligence Obligations.  For each Licensed Product, except as otherwise agreed by the parties in writing, the Company will be principally responsible for performing all development activities.  The parties will establish a joint steering committee (the “JSC”) that will monitor and provide strategic oversight of the activities under the License Agreement.

The Company will use commercially reasonable efforts to develop and seek regulatory approval and, as applicable, pricing approval for (i) at least one Licensed Product that comprises a Phase II Ready Asset and at least one Licensed Product that comprises a Phase II Asset, in each case, in each of the United States, Japan, the European Union, and the United Kingdom (the “Major Markets”) and (ii) at least one Licensed Product that comprises a Non-Clinical Asset in each of two specified Target Classes (as defined below), in each case, in at least one Major Market.

Takeda will be solely responsible for conducting the two ongoing Phase II clinical trials currently being conducted by Takeda (“Phase II Ongoing Trials”) with an option to fund, on an equal basis with the Company, any additional Phase II clinical trials that are necessary to advance the Phase II Asset to Phase III clinical trials, subject to specified conditions. Takeda will use commercially reasonable efforts to conduct the Phase II Ongoing Trials and all associated Phase II ongoing activities.

Financial Terms. Under the terms of the License Agreement, the Company has agreed to pay Takeda an upfront payment of $120.0 million (minus an earnest money deposit already paid by the Company to Takeda) within five business days after the Effective Date. In addition, Takeda will be entitled to development milestones of up to $495.0 million in the aggregate and commercial milestones of up to $1.4 billion in the aggregate for Royalty-Bearing Products.  The Company has also agreed to pay Takeda royalties up to high-teen percentage rates based upon sales tiers on future net sales of Royalty-Bearing Products. On a country-by-country and product-by-product basis, royalty payments would commence on the first commercial sale of a Royalty-Bearing Product and terminate on the later of (i) the expiration of the last patent covering such Royalty-Bearing Product in such country, (ii) a number of years from the first commercial sale of such Royalty-Bearing Product in such country and (iii) the expiration of regulatory exclusivity for Royalty-Bearing Product in such country (the “Royalty Term”).

Termination. Unless earlier terminated, the License Agreement will continue on a Licensed Product-by-Licensed Product and country-by-country basis until the date on which, (i) for any Royalty-Bearing Product, the Royalty Term has expired in such country; and (ii) for any Profit-Share Product, for so long as the Company continues to develop, manufacture or commercialize such Licensed Product (collectively, the “Term”).  The Company may terminate the License Agreement for convenience in its entirety or in one or more (but not all) of the Major Markets on six months’ written notice to Takeda (i) with respect to all Licensed Products prior to the first commercial sale of the first Licensed Product for which first commercial sale occurs, or (ii) with respect to all Licensed Products in one or more given Target Classes prior to the First Commercial Sale of the first Licensed Product in such Target Class(es) for which first commercial sale occurs.  “Target Classes” means the group of all Licensed Products that share a certain mechanism of action.  The Company may terminate the License Agreement for convenience in its entirety or in one or more (but not all) of the Major Markets on 12 months’ written notice to Takeda (i) with respect to all Licensed Products following the first commercial sale of the first Licensed Product for which first commercial sale occurs, or (ii) with respect to all Licensed Products in one or more given Target Classes following the first commercial sale of the first Licensed Product in such Target Class(es) for which first commercial sale.  Takeda may terminate the License Agreement, subject to specified conditions, (i) if the Company challenges the validity or enforceability of certain Takeda intellectual property rights or (ii) on a Target Class-by-Target Class basis, in the event that the Company does not conduct any material development or commercialization activities with respect to any Licensed Product within such Target Class for a specified continuous period. Subject to a cure period, either party may terminate the License Agreement in the event of any material breach, solely with respect to the Target Class of a Licensed Product to which such material breach relates, or in its entirety in the event of any material breach that relates to all Licensed Products. Either party may also terminate the License Agreement if the parties are unable to obtain Antitrust Clearance within 120 days of the Agreement Date and the parties have not agreed in writing to extend the Antitrust Clearance date.

The foregoing description of the terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated June 16, 2020

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Date: June 16, 2020	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer